                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CHILDREN'S COMPREHENSIVE SERVICES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    (CHILDREN'S COMPREHENSIVE SERVICES LOGO)


                         3401 West End Avenue, Suite 400
                           Nashville, Tennessee 37203

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 17, 1999

                                 --------------


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Children's Comprehensive Services, Inc. (the "Company"), will be held at the Loews Vanderbilt Plaza, located at 2100 West End Avenue, Nashville, Tennessee, on Wednesday, November 17, 1999, at 9:00 a.m., local time, for the following purposes:

         (1) To elect six directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year; and

         (3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on September 28, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the meeting.

                                         By Order of the Board of Directors


                                         /s/ John C. Edmunds
                                         -------------------------------------
                                         John C. Edmunds
                                         Secretary


Nashville, Tennessee
October 22, 1999

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.

                         3401 West End Avenue, Suite 400
                           Nashville, Tennessee 37203

                                 --------------

                                 PROXY STATEMENT

                                 --------------

         The accompanying proxy is solicited by the Board of Directors of Children's Comprehensive Services, Inc. (the "Company ") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 17, 1999, at 9:00 a.m., local time, at the Loews Vanderbilt Plaza, and any adjournments thereof, notice of which is attached hereto.

         This Proxy Statement and the Company's Annual Report to shareholders for the fiscal year ended June 30, 1999 (the "Annual Report") have been mailed on or about October 22, 1999, to all shareholders of record on September 28, 1999.

         The purposes of the Annual Meeting are: to elect six directors; to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the next fiscal year; and to transact such other business as may properly be brought before the meeting.

         A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before the shares subject to it are voted by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of all director nominees and FOR the approval of Ernst & Young LLP.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's regular officers or employees personally or by telephone or facsimile. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

                    VOTING STOCK OUTSTANDING AND SHAREHOLDERS

         The Board of Directors has fixed the close of business on September 28, 1999 as the record date for the Annual Meeting (the "Record Date"). The Company's only outstanding class of securities is its $.01 par value common stock ("Common Stock"). On the Record Date, the Company had outstanding 7,271,476 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy authorized in writing.

                                     VOTING

         The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An affirmative vote of a plurality of the shares represented and voting in person or by proxy at the meeting is required for the election of directors. The ratification of the Company's selection of independent auditors, and any other business as may properly come before the meeting or any adjournments thereof, will be approved if the votes cast in favor of such proposal exceed the votes cast against such proposal.

           Under applicable securities laws, Tennessee law and the Company's Restated Charter and Bylaws, an abstention or withholding of authority to vote will have no effect on the election of directors or the ratification of the Company's selection of independent auditors, since each of these matters is determined by the number of votes cast. With regard to such matters, however, shares represented at the meeting by proxies containing instructions to abstain, or withholding authority to vote, will nonetheless be counted as present for purposes of determining whether a quorum exists.

         A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under Tennessee law and the Company's Restated Charter and Bylaws, broker non-votes will have no impact on the election of directors or the ratification of the Company's selection of independent auditors. Shares represented by a proxy card marked with a non-vote will be counted as present for purposes of determining the existence of a quorum.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The Company's Bylaws provide for a minimum of three (3) and a maximum of fifteen (15) directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of six (6) members, all of whom are nominees to be elected as directors at the Annual Meeting. Unless contrary instructions are received, shares represented by proxies will be voted in favor of the election as directors of all the nominees named below. If for any reason any of such nominees is unable to serve, the persons voting the proxy have advised the Company that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will be unable to be candidates at the Annual Meeting, and therefore, does not at this time have any substitute nominees under consideration. The information relating to the six nominees set forth below has been furnished to the Company by the individuals named.

         The directors shall be elected by a plurality of the votes cast in the election by holders of the Common Stock represented and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

                                    DIRECTORS



             NAME                  AGE              POSITION(S) WITH COMPANY              DIRECTOR SINCE
---------------------------     --------     -------------------------------------   ---------------------
William J Ballard                  57           Chairman, Chief Executive Officer       May 1993
                                                and Director

Amy S. Harrison                    49           Vice Chairman, President                May 1988
                                                and Director

Martha A. Petrey, Ph.D.            56           Executive Vice President and            May 1988
                                                Director

Thomas B. Clark                    57           Director                                September 1994

Joseph A. Fernandez, Ed.D.         63           Director                                September 1994

David L. Warnock                   41           Director                                September 1994

---------------------------

        Mr. Ballard has served as Chief Executive Officer of the Company since March 1993, as a director since May 1993, and as Chairman of the Board since September 1994. Mr. Ballard also served as President of the Company from March 1993 to February 1996. From May 1992 through March 1993, Mr. Ballard served as Vice President of Cumberland Health Systems, Inc., in connection with its proposed merger with the Company. From June 1990 through May 1992, Mr. Ballard served as Vice President - Finance and Treasurer of the Company. Prior to such time, Mr. Ballard served as President of Paladin Capital, Inc. from March 1988 through May 1990 and as president of Major Safe Co., Inc. from 1973 through 1987.

         Ms. Harrison has served as Vice Chairman of the Company since May 1990, as President since February 1996 and as a director of the Company since May 1988. From March 1988 through September 1994, Ms. Harrison served as an Executive Vice President of the Company. In 1977 Ms. Harrison founded a group of corporations collectively known as Advocate Schools, and served as an executive officer and a director of those corporations until their acquisition by the Company in March 1988. Ms. Harrison also currently serves as a consultant to the California State Department of Education and has had numerous state and county appointments.

         Dr. Petrey has served as an Executive Vice President of the Company since March 1988 and as a director since May 1988. Dr. Petrey served as an executive officer and a director of Advocate Schools from 1980 until their acquisition by the Company in March 1988. Dr. Petrey holds a Ph.D. in clinical psychology from the University of South Carolina and is a licensed clinical psychologist with experience in both public and private practice.

         Mr. Clark is President of Pinkerton Consulting & Investigations Division, a division of Pinkerton's, Inc., a security services firm. From October 1994 until July 1997, Mr. Clark was an attorney-at-law in private practice. From January 1994 until October 1994, he served as Executive Vice President-Administration and General Counsel of Genesco Inc., a footwear and apparel manufacturer and retailer headquartered in Nashville, Tennessee. Prior to assuming that position, Mr. Clark served as a partner in the law firm of Boult, Cummings, Conners & Berry in Nashville, Tennessee from 1987 to 1994.

         Dr. Fernandez has served as President of Joseph A. Fernandez & Associates, Inc., an education consulting firm since June 1993. From June 1993 until June 1996, Dr. Fernandez also served as President and Chief Executive Officer of School Improvement Services, Inc., a provider of consulting services related to school improvement at the state, district or school level. From June 1993 until July 1994, Dr. Fernandez also served as the President of the Council of Great City Schools, a Washington, D.C. based organization representing fifty of the largest urban school districts in the United States. Prior to assuming such positions in 1993, Dr. Fernandez served as Chancellor of the New York City Public Schools from 1990 to 1993 and as Superintendent of the Dade County Public Schools in Miami, Florida from 1987 to 1990. Dr. Fernandez serves as a director of Touchstone Applied Science Associates, Inc. Dr. Fernandez holds an Ed.D.
from Nova University.

         Mr. Warnock has been a partner at Cahill, Warnock & Company, an investment management company, since June 1995. Prior to joining Cahill, Warnock & Company, Mr. Warnock served as President of T. Rowe Price Strategic Partners II, L.P., the general partner of T. Rowe Price Strategic Partners Fund II, L.P., a principal shareholder of the Company, and as a Vice President of T. Rowe Price Associates, Inc. See "Security Ownership of Certain Beneficial Owners and Management - Certain Beneficial Owners." Mr. Warnock serves as a director on the boards of Environmental Safeguards, Inc., California Culinary Academy, Inc. and Concorde Career Colleges, Inc.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Compensation Committee (the "Compensation Committee") is currently composed of Messrs. Clark and Warnock and Dr. Fernandez. The Compensation Committee, which met three times during the fiscal year ended June 30, 1999, is responsible for review and approval of the Company's executive compensation policies and administers the Company's stock incentive plans. See "Executive Compensation - Compensation Committee Report."

         The Company's Audit Committee (the "Audit Committee") is currently composed of Messrs. Clark and Warnock and Dr. Fernandez. The Audit Committee, which met three times during the fiscal year ended June 30, 1999, reviews the Company's internal accounting controls and systems, the results of the Company's annual audit and the Company's accounting policies and any changes therein.

         The Nominating Committee, which did not formally meet during the fiscal year ended June 30, 1999, is currently composed of all the members of the Board of Directors. The primary function of the Nominating Committee is to recommend persons to be considered for election to the Board of Directors. In making such recommendation, the Nominating Committee will consider nominations submitted by shareholders to the Secretary of the Company prior to the deadline for shareholder proposals as further described under "Proposals of Shareholders" below.

         During the fiscal year ended June 30, 1999, the Company's Board of Directors met seven times. Every incumbent director attended at least seventy-five percent (75%) of the combined total meetings of the Board of Directors and committees of the Board of Directors on which the director served at any time during the fiscal year ended June 30, 1999.

DIRECTOR COMPENSATION

         The Company's non-employee directors receive an annual retainer of $12,000 and reimbursement for expenses. In addition, under the provisions of the Company's 1997 Stock Incentive Plan, the Company's non-employee directors each receive an automatic annual stock option grant to purchase 5,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Board of Directors may, in the future, adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company and its shareholders and the financial abilities of the Company.

                               EXECUTIVE OFFICERS

         The following are the current executive officers of the Company.



               NAME          AGE                     POSITION(S) WITH COMPANY
-------------------------  -------     ------------------------------------------------
William J Ballard            57        Chairman, Chief Executive Officer and Director

Amy S. Harrison              49        Vice Chairman, President and Director

Martha A. Petrey, Ph.D.      56        Executive Vice President and Director

H. Neil Campbell             45        Executive Vice President

Vicki M. Agee, Ph.D.         60        Vice President

Kathryn Behm Celauro         51        Vice President Customer Relations

John C. Edmunds              45        Vice President, Secretary and Treasurer

Barbara M. Lonardi           46        Vice President Corporate Resources and Compliance

Francis M. Sauvageau         39        Vice President Business Development

Mary P. Trainor              53        Vice President

Donald B. Whitfield          47        Vice President Finance and Chief Financial Officer


         The following background information relates to those executive officers who are not also directors. For information regarding the executive officers who are also directors, see "Directors."

         Mr. Campbell has served as an Executive Vice President of the Company since June 1997. Since December 1995 Mr. Campbell has served as the President and Chief Executive Officer of Vendell Healthcare, Inc. and from December 1993 until December 1995 he served as Executive Vice President and Chief Financial Officer of Vendell Healthcare, Inc. Mr. Campbell served as Senior Vice President of the Medical Markets Group of General Electric Capital Corporation from December 1992 until December 1993 and as Vice President Finance for OrNda Healthcorp from December 1990 until December 1992.

         Dr. Agee has served as a Vice President of the Company since September 1995. From July 1991 through September 1995, Dr. Agee served as Senior Vice President and Clinical Director for Youth Services International, Inc. Prior to July 1991, Dr. Agee served as Director of Correctional Services for New Life Youth Services, Inc. Dr. Agee holds a Ph.D. in clinical psychology from the University of Texas and is a licensed clinical psychologist.

         Ms. Celauro has served as a Vice President since November 1993. From April 1993 through October 1993, Ms. Celauro served as a Vice President of Cumberland Health Systems, Inc. From January 1987 through March 1993, Ms. Celauro served in various capacities with the Company, including Senior Vice President, Vice President and Secretary. From September 1985 to January 1987, Ms. Celauro served as Commissioner of Revenue for the State of Tennessee. Prior to that time, she served as legal counsel to the Commissioner of Finance and Administration.

         Mr. Edmunds has served as Vice President, Secretary and Treasurer of the Company since November 1997. From June 1997 to November 1997, he served the Company as a divisional Vice President and Controller. From January 1992 until June 1997, he was employed by Vendell Healthcare, Inc., where he served as Vice President, Secretary and Controller. Mr. Edmunds served as Vice President and Controller for Southlife Holding Company from April 1988 through January 1992. Mr. Edmunds is a certified public accountant.

         Ms. Lonardi has served as Vice President Corporate Resources and Compliance since June 1997, and served as Regional Vice President of Human Resources and Training for the Company from September 1996 through May 1997. From 1992 to 1996 Ms. Lonardi served as an Assistant Administrator with First Hospital Corporation, and from 1985 to 1992 Ms. Lonardi served as Director of Personnel and Training for the Company.

         Mr. Sauvageau has served as a Vice President of the Company since September 1998 and served as a divisional vice president from June 1997 to September 1998. Mr. Sauvageau was previously employed by Vendell Healthcare, Inc., where he served as Vice President-Development from April 1997 to June 1997 and as a facility administrator from January 1996 to March 1997. From 1994 to 1996 he was President of Pracmanix, a behavioral practice management company.

         Ms. Trainor has served as a Vice President of the Company since 1989. Ms. Trainor served as Administrative Director of Advocate Schools from 1985 to 1988 and joined the Company as Director of Operations, Advocate Schools and Group Homes in March 1988 following the Company's acquisition of Advocate Schools.

         Mr. Whitfield has served as Vice President Finance and Chief Financial Officer of the Company since November 1997. From 1993 to 1997, he served as Vice President Finance, Secretary and Treasurer of the Company. Mr. Whitfield has been employed by the Company since March 1988 in various other capacities, including Controller, Assistant Secretary and Assistant Treasurer. Mr. Whitfield is a certified public accountant.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of September 28, 1999 with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the Common Stock. Unless otherwise noted, the Company has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person or entity named.



                                                    AMOUNT AND NATURE OF
      NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP       PERCENT OF CLASS
----------------------------------------------   -------------------------    ------------------
Goldman Sachs Asset Management(1)                       793,546                     10.91%
1 New York Plaza
New York, New York 10004

T. Rowe Price Associates, Inc.(2)                       734,000                     10.09%
100 East Pratt Street
Baltimore, Maryland 21202

Wellington Management Company, LLP                      631,000                      8.68%
75 State Street, 19th Floor
Boston, Massachusetts  02109

Dimensional Fund Advisors, Inc.                         549,250                      7.55%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Fleet Financial Group, Inc.                             511,600                      7.04%
One Federal Street
Boston, Massachusetts 02110

Heartland Advisors                                      460,000                      6.33%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

Amy S. Harrison                                         414,912(3)                   5.64%
11980 S. Mt. Vernon
Grand Terrace, California 92324

-----------------

(1) Based on information included in Form 13G filed with the Securities and Exchange Commission (the "SEC") on 7/10/99.
(2)  Based on information included in Form 13G filed with the SEC on 3/17/99.
(3) Includes 90,333 shares issuable upon exercise of outstanding stock options granted to Ms. Harrison. The shares issuable to Ms. Harrison upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by her, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of September 28, 1999 with respect to the Common Stock beneficially owned by each director, each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise noted, the Company has been advised that all of the shares listed below are beneficially owned, and the sole investment and voting power is held, by the person named.



                                             AMOUNT AND NATURE OF
         NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
-------------------------------------    ---------------------------   ------------------
  Amy S. Harrison(2)(3)                            414,912                  5.64%
  Martha A. Petrey, Ph.D.(2)(3)                    337,413                  4.62%
  William J Ballard(2)(3)                          145,558                  1.97%
  Thomas B. Clark(2)                                21,000(4)                 *
  Joseph A. Fernandez, Ed.D.(2)                     27,328(5)                 *
  David L. Warnock(2)                               51,904                    *
  H. Neil Campbell(3)                               57,127                    *
  Francis M. Sauvageau (3)                           2,730                    *
  All Executive Officers and Directors as        1,150,597                 14.97%
       a Group (14 persons)


------------------------------
*  Less than one percent

(1) Pursuant to rules of the Securities and Exchange Commission, the shares indicated include the following shares issuable upon exercise of outstanding stock options:


Amy S. Harrison                                        90,333
Martha A. Petrey, Ph.D.                                32,834
William J Ballard                                     100,333
Thomas B. Clark                                        20,000
Joseph A. Fernandez, Ed.D.                             20,000
David L. Warnock                                       20,000
H. Neil Campbell                                       29,999
Francis M. Sauvageau                                    2,667
All Executive Officers and
     Directors as a Group                             383,501


     The shares issuable to each of these persons and to all executive officers and directors as a group upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by that person and for all executive officers and directors as a group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(2)  Director.
(3)  Named Officer.
(4) Includes 1,000 shares of Common Stock held by the spouse of Mr. Clark, of which Mr. Clark disclaims beneficial ownership.
(5) The shares indicated also include a warrant to purchase 3,858 shares of Common Stock.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates. Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 1999 fiscal year, except that (i) Ms. Harrison, Dr. Petrey and Mr. Sauvageau each filed one late report relating to an option grant, (ii) Mr. Campbell filed one late report relating to one transaction and (iii) Mr. Warnock has failed to timely report one transaction.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for the past three fiscal years for the Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at June 30, 1999 (collectively, the "Named Officers").

                                                                                Long-Term
                                            Annual Compensation                Compensation
                                 ---------------------------------------       ------------
                                                                                  Awards
                                                                               ------------
                                                                                Securities
     Name and Principal                                                         Underlying
          Position               Year         Salary ($)       Bonus ($)        Options(#)
----------------------------    -----         ----------      ----------        ----------
William J Ballard                1999          221,707           25,000           150,000
Chairman, Chief                  1998          200,000           95,000                --
Executive Officer and            1997          165,000           91,015            50,000
Director

Amy S. Harrison                  1999          221,707           50,000           150,000
Vice Chairman,                   1998          200,000          100,000            10,000
President and Director           1997          165,000           91,015            25,000

Martha A. Petrey, Ph.D.          1999          130,000           33,750            10,000
Executive Vice                   1998          130,000           45,000             5,000
President and Director           1997          130,000           37,264             7,000

H. Neil Campbell                 1999          175,000           37,500            35,000
Executive Vice                   1998          175,000           70,000            20,000
President                        1997(1)        14,722               --            35,000

Francis M. Sauvageau             1999(2)       123,569           12,500             9,000
Vice President

----------------------------

(1)      Employment commenced in June 1997.
(2)      Assumed current position September 1998.

OPTIONS GRANTS IN LAST FISCAL YEAR

         The table below shows information concerning the grants of stock options pursuant to the 1997 Stock Incentive Plan during the fiscal year ended June 30, 1999 to the Named Officers. No stock appreciation rights have ever been granted by the Company.

                                                                                                  Potential Realizable
                                                                                                     Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                 Price Appreciation For
                                               Individual Grants                                       Option Term
------------------------------------------------------------------------------------------    ----------------------------
                                Number of     % of Total
                                Securities      Options
                                Underlying     Granted to       Exercise
                                 Options        Employees        or Base
                                 Granted          in             Price         Expiration
           Name                    (#)         Fiscal Year       ($/Sh)           Date          5%($)            10%($)
--------------------------     -----------    ------------      --------       ---------      --------         ----------
William J Ballard                125,000        21.0%             10.85         8/19/08        852,938          2,161,513
                                  25,000         4.2%              5.85         5/25/09         92,007            233,165

Amy S. Harrison                  125,000        21.0%             10.85         8/19/08        852,938          2,161,513
                                  25,000         4.2%              5.85         5/25/09         92,007            233,165

Martha A. Petrey, Ph.D.            5,000         0.8%             10.85         8/19/08         34,118             86,461
                                   5,000         0.8%              5.85         5/25/09         18,401             46,633

H. Neil Campbell                  20,000         3.4%             10.85         8/19/08        136,470            345,842
                                  15,000         2.5%              5.85         5/25/09         55,204            139,899

Francis M. Sauvageau               1,000         0.2%             10.85         8/19/08          6,824             17,292
                                   5,000         0.8%             11.26        10/23/08         35,407             89,728
                                   3,000         0.5%              5.85         5/25/09         11,041             27,980

AGGREGATED OPTION EXERCISES
IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The table below provides information as to the number of shares acquired during the fiscal year ended June 30, 1999 upon the exercise of outstanding options and the value realized upon exercise. Also reported are the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1999 and the values for the "in-the-money" options, which represent the spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock of 6 15/16.



                                                                   Number of Securities       Value of Unexercised
                                                                  Underlying Unexercised         In-the Money
                                   Shares                              Options at                  Options at
                                  Acquired                         Fiscal Year-End (#)         Fiscal Year-End ($)
                                     on                            --------------------       --------------------
                                  Exercise        Value             Exercisable (E)/             Exercisable (E)/
            Name                    (#)        Realized($)         Unexercisable (U)            Unexercisable (U)
-------------------------         --------    ------------         --------------------       --------------------
William J Ballard                   --             --                   100,333 E                  94,000 E
                                                                        141,667 U                  27,138 U

Amy S. Harrison                   20,000         113,750                 90,333 E                  94,000 E
                                                                        136,667 U                  27,138 U

Martha A. Petrey, Ph.D.           20,000         113,750                 32,834 E                  61,438 E
                                                                         10,666 U                   5,428 U

H. Neil Campbell                    --             --                    29,999 E                      -- E
                                                                         40,001 U                  16,283 U

Francis M. Sauvageau                --             --                     2,667 E                      -- E
                                                                          7,333 U                   3,257 U

-----------------------------

         The Company has no long-term incentive plans or defined benefit or actuarial plans covering any employees of the Company as is defined in SEC regulations.

REPORT ON REPRICING OF OPTIONS

         On August 19, 1998, the Compensation Committee determined that, in light of the recent reductions in the Company's stock price that resulted from market volatility, and in order to provide a greater incentive to management of the Company to increase the value of the Common Stock for all shareholders, options to purchase 62,500 shares of Common Stock issued on May 21, 1998 to executive officers would be cancelled and new options issued to the same officers with an exercise price equal to the fair market value on the date of such re-issuance. The following table sets forth certain information concerning the cancellation and re-issuance of options to the Named Officers.

Ten Year Option Repricing


                                                               Market                                         Length of
                                                              price of           Exercise                     original
                                            Securities        stock at        price at time                   option
                                            underlying        time of          of repricing      New           term
                                             options       repricing or            or          exercise      remaining
                                            repriced or      amendment          amendment       price        at date of
     Name and Position          Date        amended (#)         ($)                ($)           ($)         repricing
-------------------------    ---------     -------------   ------------       --------------  ---------    -------------
Martha A. Petrey, Ph.D.       8/19/98          5,000           10.85             17.638         10.85        9.75 years
Executive Vice
President and Director

H. Neil Campbell              8/19/98         20,000           10.85             17.638         10.85        9.75 years
Executive Vice
President

Francis M. Sauvageau          8/19/98          1,000           10.85             17.638         10.85        9.75 years
Vice President


------------------------

The re-issued options are exercisable for a term of ten years and vest ratably over a three year period.

Thomas B. Clark
Joseph A. Fernandez, Ed.D.
David L. Warnock

EMPLOYMENT CONTRACTS

         The Company's Chief Executive Officer, William J Ballard, has a four year employment agreement, effective August 1998, with the Company which provides for an annual base salary of $225,000 for fiscal 1999. His salary level is reviewed annually. The agreement renews for successive one year terms on the anniversary date subject to prior written notice of cancellation. The agreement also provides for a severance arrangement in the amount of two years' compensation plus certain other benefits in the event of termination. Mr. Ballard is also eligible for an incentive bonus based on the attainment of certain personal goals and the Company's operating performance in fiscal 2000.

         The Company's President, Amy S. Harrison, has a four year employment agreement, effective August 1998, with the Company which provides for an annual base salary of $225,000 for fiscal 1999. Her salary level is reviewed annually. The agreement renews for successive one year terms on the anniversary date subject to prior written notice of cancellation. The agreement also provides for a severance arrangement in the amount of two years' compensation plus certain other benefits in the event of termination. Ms. Harrison is also eligible for an incentive bonus based on the attainment of certain personal goals and the Company's operating performance in fiscal 2000.

CERTAIN TRANSACTIONS

         Amy S. Harrison and Martha A. Petrey, Ph.D., who serve as executive officers and directors of the Company, lease certain operating properties to the Company. Payments to Ms. Harrison and Dr. Petrey under these month-to-month rental arrangements totaled $115,000 for the fiscal year ended June 30, 1999.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee is responsible for review and approval of the Company's executive compensation policies and administers the Company's stock incentive plans. The Company's executive compensation policies are designed to provide competitive levels of compensation, while integrating total compensation with Company performance. Accordingly, the Company's executive compensation program has three primary components: base salary, annual bonus, and stock option awards.

         The Compensation Committee approves salary and bonus ranges. Bonus awards are tied directly to the achievement of certain personal goals and specified operating results. The specific criteria for awarding bonuses and the amounts of such bonuses, based on the attainment of a combination of personal goals and targeted levels of earnings, are determined by the Compensation Committee. For the fiscal year ended June 30, 1999, the executive officers of the Company received performance bonuses which aggregated $197,188 based on the achievement of personal and divisional goals. As the targeted level of overall corporate earnings was not met, related bonuses based on this criteria were not paid.

         The Compensation Committee believes that stock options are an excellent means for compensating employees because options tend to reward their holders for long-term market performance of the Common Stock. The Company generally grants options with exercise prices equal to the market price on the date of the grant and the options are exercisable over a ten-year period. In the fiscal year ended June 30, 1999, the Company granted options to purchase an aggregate of 408,500 shares of Common Stock to executive officers in recognition of their prior service to the Company and as an incentive to such officers to more closely align their interests with the Company's shareholders and promote the Company's long-term success.

         The Company's Chief Executive Officer, William J Ballard, has a four-year employment agreement with the Company. Effective with the execution of the agreement in August 1998, the Company awarded Mr. Ballard options to purchase 125,000 shares of Common Stock. The Compensation Committee believes that Mr. Ballard's base salary of $225,000 for fiscal 1999 is competitive with the base salary of other chief executive officers of comparably sized companies. Mr. Ballard's fiscal 1999 bonus reflected the attainment of certain personal goals, but did not reflect any amount related to the attainment of the targeted level of overall corporate earnings. Mr. Ballard is eligible for an incentive bonus based on the attainment of certain personal goals and the Company's operating performance in fiscal 2000. In May 1999, the Compensation Committee awarded Mr. Ballard additional options to purchase 25,000 shares of Common Stock. The Compensation Committee believes that the compensation package offered to Mr. Ballard is appropriate in relation to compensation packages for similarly situated officers of publicly held companies.

         The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Under the regulations, executive compensation pursuant to the 1997 Stock Incentive Plan should qualify as performance-based compensation and therefore be excluded from the $1,000,000 limit. The Company currently anticipates that the compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the $1,000,000 limit and because the Company intends to continue to utilize performance based compensation in future periods.

         The tables set forth under "Executive Compensation" and the accompanying narrative and footnotes reflect the decisions covered by the above discussion.

Thomas B. Clark
Joseph A. Fernandez, Ed.D.
David L. Warnock

                             STOCK PERFORMANCE GRAPH

         The following graph demonstrates the cumulative total return to shareholders of the Common Stock during the previous five years in comparison to the cumulative total return on the Nasdaq Stock Market (U.S. Companies) and a select peer group of companies. The peer group consists of companies whose primary business includes providing education, treatment or juvenile justice services to at-risk and troubled youth, specifically: Cornell Companies, Inc., Correctional Services Corporation, Ramsay Youth Services, Inc. and ResCare, Inc. (collectively, "New Peer Group"). The New Peer Group consists of those companies against which the Company's performance is generally compared in industry analyst reports. The Company believes that this New Peer Group more accurately represents the Company's peers than did the peer group used in prior years ("Old Peer Group"), which consisted of all of the companies in Standard Industrial Classification 8200, Educational Services, whose shares were listed on the Nasdaq Stock Market. The cumulative total return basis assumes reinvestment of dividends.



          MEASUREMENT PERIOD       Children's Comprehensive
        (FISCAL YEAR COVERED)          Services, Inc.             Nasdaq Stock Market      Old Peer Group     New Peer Group

6/30/94                                   100.0                         100.0                   100.0              100.0
6/30/95                                   118.2                         133.5                   153.1              102.2
6/28/96                                   521.2                         171.4                   377.0              165.8
6/30/97                                   342.4                         208.4                   525.3              138.1
6/30/98                                   360.6                         274.4                   616.7              180.6
6/30/99                                   168.2                         393.6                   487.8              173.1


* Peer Group index was prepared by the Center for Research in Securities Prices, The University of Chicago Graduate School of Business.

               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the 2000 fiscal year, subject to approval by the shareholders. Ernst & Young LLP has served as the Company's independent auditors since its inception in July 1985. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions.

         This proposal will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

                            PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals for presentation at the fiscal 2000 Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to John C. Edmunds, Secretary, Children's Comprehensive Services, Inc., 3401 West End Avenue, Suite 400, Nashville, Tennessee 37203. Proposals must be in writing, must be received by the Company prior to June 24, 2000 and must satisfy the other requirements of the federal securities laws. In the event that a proposal intended to be presented for action at the 2000 Annual Meeting by any shareholder of the Company is not received prior to September 2, 2000, then the management proxies will be permitted to use their discretionary voting authority with respect to that proposal, whether or not the proposal is discussed in the Proxy Statement. Proposals should be sent to the Company by certified mail return receipt requested.



                                 By Order of the Board of Directors




                                 /s/ John C. Edmunds
                                 -------------------------------------------
                                 John C. Edmunds
                                 Secretary

                    CHILDREN'S COMPREHENSIVE SERVICES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, NOVEMBER 17, 1999

    The undersigned hereby appoints William J Ballard and John C. Edmunds and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Children's Comprehensive Services, Inc. (the "Company"), to be held on Wednesday, November 17, 1999, at the Loews Vanderbilt Plaza, located at 2100 West End Avenue, Nashville, Tennessee, at 9:00 a.m., local time, and any adjournments thereof.

(1) ELECTION OF DIRECTORS:

    [ ] FOR all of the following nominees (except as indicated to the contrary below):

    William J Ballard, Amy S. Harrison, Martha A. Petrey, Ph.D., Thomas B. Clark, Joseph A. Fernandez, Ed.D., and David L. Warnock.

    [ ] AGAINST the following nominee(s); (please print name(s)):

    ----------------------------------------------------------------------------

    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominee(s); (please print name(s)):

    ----------------------------------------------------------------------------

    [ ] AGAINST all nominees

    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

(2) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year.

  [ ]  FOR             [ ]  AGAINST         [ ]  WITHHOLD AUTHORITY   (ABSTAIN)

(3) In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

                    (PLEASE DATE AND SIGN THIS PROXY BELOW.)

    Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted FOR the nominees in the election of directors and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year.

                                                 Date:                    , 1999
                                                      -------------------

                                                 PLEASE SIGN HERE AND RETURN
                                                 PROMPTLY

                                                 -------------------------------

                                                 -------------------------------

                                                 Please sign exactly as your
                                                 name appears at left. If
                                                 registered in the names of two
                                                 or more persons, each should
                                                 sign. Executors,
                                                 administrators, trustees,
                                                 guardians, attorneys, and
                                                 corporate officers should show
                                                 their full titles.


--------------------------------------------------------------------------------
  If you have changed your address, please PRINT your new address on this line.